SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE             SOLD(-)           PRICE(2)
 COMMON STOCK-TRANS-LUX CORPORATION
          GAMCO ASSET MANAGEMENT INC.
                      10/10/06            1,000             6.3500
                      10/10/06            1,200             6.3333
                      10/05/06            2,000             6.0500
                       9/25/06            1,600             5.9500
                       9/12/06            3,400             5.9000
                       8/14/06              400             6.0500
                       8/11/06            1,000             5.9950

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.